Exhibit 99.1

Box Reports Strong Fiscal Second Quarter 2023 Financial Results

Revenue Growth of 15% Year-Over-Year

Operating Profitability on a GAAP and Non-GAAP Basis, with Margins of 1% and 22%, Respectively

Raising GAAP and Non-GAAP EPS Guidance, Maintaining FY23 Revenue Guidance Despite Incremental FX Headwinds

REDWOOD CITY, Calif. – August 24, 2022 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the second quarter of fiscal year 2023, which ended July 31, 2022.

“As enterprises look to reduce the cost and complexity of their IT environments, they are turning to Box’s Content Cloud to simplify their technology stack, lower their spend and keep their information secure,” said Aaron Levie, co-founder and CEO of Box. “Our strong second quarter results and customer momentum show that enterprises are increasingly making strategic, long-term decisions on how to support a remote workforce and digital processes, while maintaining a high-level of security and compliance. We will continue to expand the capabilities of our Content Cloud, powering the full lifecycle of content and creating more value for our customers.”

“Our Q2 revenue and non-GAAP EPS were at the high-end of our guidance, despite experiencing significant FX headwinds,” said Dylan Smith, co-founder and CFO of Box. “As the value of our platform continues to resonate with customers and we continue to drive strong adoption of our multi-product offerings, we delivered a Net Retention Rate of 112%, up 600 basis points from the prior year. Our business momentum remains strong as we execute on our Content Cloud platform strategy to ensure that we will continue to drive further annual revenue acceleration and operating margin expansion in FY23.”

Fiscal Second Quarter Financial Highlights

•
Revenue for the second quarter of fiscal year 2023 was $246.0 million, a 15% increase from revenue for the second quarter of fiscal year 2022 of $214.5 million. Revenue growth includes a negative impact of 3 percentage points from foreign exchange (“FX”).
•
Remaining performance obligations (“RPO”) as of July 31, 2022, were $1.05 billion, a 14% increase from remaining performance obligations as of July 31, 2021 of $922.4 million. RPO growth includes a negative impact of 7 percentage points from FX.
•
Billings for the second quarter of fiscal year 2023 were $235.0 million, a 10% increase from billings for the second quarter of fiscal year 2022 of $213.1 million. Billings growth includes a negative impact of 6 percentage points from FX.
•
GAAP gross profit for the second quarter of fiscal year 2023 was $181.2 million, or 73.6% of revenue. This compares to a GAAP gross profit of $153.7 million, or 71.7% of revenue, in the second quarter of fiscal year 2022.
•
Non-GAAP gross profit for the second quarter of fiscal year 2023 was $187.4 million, or 76.2% of revenue. This compares to a non-GAAP gross profit of $159.8 million, or 74.5% of revenue, in the second quarter of fiscal year 2022.
•
GAAP operating income in the second quarter of fiscal year 2023 was $3.1 million, or 1.3% of revenue. This compares to a GAAP operating loss of $6.1 million, or 2.8% of revenue, in the second quarter of fiscal year 2022.
•
Non-GAAP operating income in the second quarter of fiscal year 2023 was $53.3 million, or 21.7% of revenue. This compares to a non-GAAP operating income of $44.2 million, or 20.6% of revenue, in the second quarter of fiscal year 2022.
•
GAAP net loss per share attributable to common stockholders, basic and diluted, in the second quarter of fiscal year 2023 was $0.02 on 143.7 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.08 in the second quarter of fiscal year 2022 on 161.2 million weighted-average shares outstanding. GAAP net loss per share in the second quarter of fiscal year 2023 includes a negative impact of 3 cents from FX.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the second quarter of fiscal year 2023 was $0.28. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.21 in the second quarter of fiscal year 2022. Non-GAAP net income per share in the second quarter of fiscal year 2023 includes a negative impact of 3 cents from FX.

•
Net cash provided by operating activities in the second quarter of fiscal year 2023 was $28.3 million and totaled $136.1 million for the first half of fiscal year 2023. This compares to net cash provided by operating activities of $44.8 million in the second quarter of fiscal year 2022 and totaled $139.6 million in the first half of fiscal 2022.
•
Free cash flow in the second quarter of fiscal year 2023 was $18.0 million and totaled $108.8 million for the first half of fiscal year 2023. This compares to free cash flow of $29.8 million in the second quarter of fiscal year 2022 and totaled $105.7 million in the first half of fiscal 2022.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as Apellis Pharmaceuticals, ByteDance, Marriott International, New York Genome Center, Playbill Incorporated, and Reddit.
•
Announced that Box has attained Authorized security status for StateRAMP, a cybersecurity framework that ensures service providers offering solutions to state and local governments are receiving adequate protection for their sensitive content.
•
Announced new security enhancements to its core platform that will help admins and security teams protect the flow of content inside and outside of the organization and across multiple devices.
•
Launched a new France Zone which will enable organizations to store their content securely in France with a primary data center in Paris and secondary in Marseille. The addition of the France Zone expands the global network of Box Zones offerings to nine zone locations, aimed at delivering flexibility for in-region storage.
•
Announced enhancements to the Box for Salesforce integration that enables customers to use Box for signature-based processes and workflows in Salesforce. Leveraging Box Sign, customers can send Box files for signature directly within Salesforce. New features and developer tools that make it easy for joint customers to generate and execute agreements were also announced.
•
Launched updates to its Trust Partner Program, which brings together a select group of industry-leading security and compliance platforms to advance security in the enterprise. These updates include new and deepened integrations with Cisco, Relativity, Theta Lake, and Splunk.
•
Hosted BoxWorks Digital Tokyo, attracting 4,000 attendees and customer speakers from leading organizations.
•
Announced that the company's 12th annual BoxWorks will take place virtually on October 6 and 7, where attendees will learn about the Content Cloud and hear from industry and customer speakers.
•
Recognized by Great Place to Work and Fortune as one of the 100 Best Large Workplaces for Millennials for 2022.
•
Announced the appointment of Amit Walia, CEO of Informatica, to the Board of Directors.

Outlook

Since our previous earnings call on May 25, 2022, the U.S. dollar has strengthened resulting in a larger FX headwind in both Q3 FY23 and full year FY23. The following guidance includes the impact of any expected FX headwinds, assuming present foreign currency exchange rates
.

Q3 FY23 Guidance

•
Revenue is expected to be in the range of $250 million to $252 million, up 13% year-over-year at the high-end of the range. Revenue growth expectations include a negative impact of 4 percentage points from FX.
•
GAAP operating margin is expected to be approximately 4%, and non-GAAP operating margin is expected to be approximately 23%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.01 to $0.02.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.29 to $0.30.

•
Weighted-average basic and diluted shares outstanding are expected to be approximately 143 million and 151 million, respectively.

Full Year FY23 Guidance

•
Revenue is expected to be in the range of $992 million to $996 million, up 14% year-over-year at the high-end of the range and represents an acceleration from last year’s growth rate of 13%. Revenue growth expectations include a negative impact of 4 percentage points from FX.
•
GAAP operating margin is expected to be approximately 3%, and non-GAAP operating margin is expected to be approximately 22.5%.
•
GAAP net loss per share attributable to common stockholders is expected to be in the range of $0.03 to zero cents. This represents an improvement from Box’s previous guidance provided on May 25, 2022, which was basic and diluted net loss per share of $0.05 to $0.01. FY23 GAAP EPS guidance includes an expected negative impact from FX of $0.19.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.13 to $1.16. This represents an increase from Box’s previous guidance provided on May 25, 2022, which was $1.11 to $1.15. FY23 Non-GAAP EPS guidance includes an expected negative impact from FX of $0.19.
•
Weighted-average basic and diluted shares outstanding are expected to be approximately 144.5 million and 151.5 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP operating margin and GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/xgkBSAEo at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic or the Russian invasion of Ukraine on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2023 and beyond, its long-term financial targets for fiscal year 2025 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2023 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic, the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2022. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2022.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2022. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit (loss) and non-GAAP gross margin. Box defines non-GAAP gross profit (loss) as GAAP gross profit (loss) excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue and intangible assets amortization. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$348,783	$416,274
Short-term investments	44,745	170,000
Accounts receivable, net	166,552	256,312
Deferred commissions	45,809	46,025
Other current assets	32,996	27,953
Total current assets	638,885	916,564
Property and equipment, net	78,558	105,755
Operating lease right-of-use assets, net	153,604	172,808
Goodwill	71,712	74,466
Deferred commissions, non-current	69,645	72,884
Other long-term assets	53,908	49,532
Total assets	$1,066,312	$1,392,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$52,623	$58,942
Accrued compensation and benefits	36,320	54,705
Finance lease liabilities	37,337	41,235
Operating lease liabilities	46,053	44,608
Deferred revenue	449,267	519,485
Total current liabilities	621,600	718,975
Debt, net, non-current	368,406	367,463
Operating lease liabilities, non-current	144,169	168,192
Other long-term liabilities	22,735	44,586
Total liabilities	1,156,910	1,299,216
Series A convertible preferred stock	488,906	487,880
Stockholders’ deficit:
Common stock	14	15
Additional paid-in capital	797,948	972,020
Accumulated other comprehensive loss	(11,233)	(4,543)
Accumulated deficit	(1,366,233)	(1,362,579)
Total stockholders’ deficit	(579,504)	(395,087)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,066,312	$1,392,009

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
Revenue	$246,015	$214,486	$484,447	$416,927
Cost of revenue (1)	64,843	60,788	127,052	121,735
Gross profit	181,172	153,698	357,395	295,192
Operating expenses:
Research and development (1)	61,965	52,722	123,698	103,581
Sales and marketing (1)	83,442	72,788	166,509	142,599
General and administrative (1)	32,625	34,298	63,424	65,385
Total operating expenses	178,032	159,808	353,631	311,565
Income (loss) from operations	3,140	(6,110)	3,764	(16,373)
Interest and other expense, net	(651)	(1,940)	(4,808)	(5,939)
Income (loss) before provision for income taxes	2,489	(8,050)	(1,044)	(22,312)
Provision for income taxes	1,444	650	2,610	961
Net income (loss)	$1,045	$(8,700)	$(3,654)	$(23,273)
Accretion and dividend on series A convertible preferred stock	(4,304)	(3,785)	(8,526)	(3,785)
Net loss attributable to common stockholders	$(3,259)	$(12,485)	$(12,180)	$(27,058)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.08)	$(0.08)	$(0.17)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	143,739	161,163	144,224	161,443

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
Cost of revenue	$4,787	$4,883	$9,142	$10,223
Research and development	18,095	16,626	35,821	32,079
Sales and marketing	14,800	12,919	30,089	24,470
General and administrative	11,004	9,700	20,744	19,146
Total stock-based compensation	$48,686	$44,128	$95,796	$85,918

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,045	$(8,700)	$(3,654)	$(23,273)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,781	19,707	36,317	39,087
Stock-based compensation expense	48,686	44,128	95,796	85,918
Amortization of deferred commissions	13,296	11,065	26,441	21,582
Other	1,572	515	1,871	958
Changes in operating assets and liabilities:
Accounts receivable, net	(50,705)	(22,132)	86,171	94,703
Deferred commissions	(14,502)	(12,307)	(23,561)	(20,234)
Operating lease right-of-use assets, net	10,074	10,817	20,066	21,669
Other assets	3,506	857	(11,862)	(7,959)
Accounts payable, accrued expenses and other liabilities	16,455	12,578	(1,995)	672
Operating lease liabilities	(10,347)	(10,526)	(22,213)	(24,453)
Deferred revenue	(8,522)	(1,210)	(67,308)	(49,106)
Net cash provided by operating activities	28,339	44,792	136,069	139,564
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(21,795)	—	(59,678)	(50,000)
Maturities of short-term investments	105,000	—	185,000	—
Purchases of property and equipment, net of sale proceeds	(211)	(1,090)	(769)	(2,235)
Capitalized internal-use software costs	(1,978)	(1,207)	(4,510)	(2,385)
Acquisitions, net of cash acquired	(200)	—	(500)	(56,642)
Other	—	677	(315)	677
Net cash provided by (used in) investing activities	80,816	(1,620)	119,228	(110,585)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	(53)	486,798	(103)	486,798
Repurchases of common stock	(117,646)	(284,081)	(234,886)	(284,081)
Payments of dividends to preferred stockholders	(3,750)	—	(7,500)	—
Proceeds from issuances of common stock under employee equity plans	276	436	14,740	14,302
Employee payroll taxes paid for net settlement of stock awards	(16,888)	(15,407)	(58,727)	(31,091)
Principal payments of finance lease liabilities	(7,913)	(12,623)	(19,416)	(25,885)
Other	(2,679)	(133)	(4,952)	(3,901)
Net cash (used in) provided by financing activities	(148,653)	174,990	(310,844)	156,142
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,146)	(209)	(11,647)	(420)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(42,644)	217,953	(67,194)	184,701
Cash, cash equivalents, and restricted cash, beginning of period	392,338	562,259	416,888	595,511
Cash, cash equivalents, and restricted cash, end of period	$349,694	$780,212	$349,694	$780,212

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
GAAP gross profit	$181,172	$153,698	$357,395	$295,192
Stock-based compensation	4,787	4,883	9,142	10,223
Acquired intangible assets amortization	1,452	1,255	2,904	2,156
Non-GAAP gross profit	$187,411	$159,836	$369,441	$307,571

GAAP gross margin	73.6%	71.7%	73.8%	70.8%
Stock-based compensation	2.0	2.3	1.9	2.5
Acquired intangible assets amortization	0.6	0.5	0.6	0.6
Non-GAAP gross margin	76.2%	74.5%	76.3%	73.8%

GAAP operating income (loss)	$3,140	$(6,110)	$3,764	$(16,373)
Stock-based compensation	48,686	44,128	95,796	85,918
Acquired intangible assets amortization	1,452	1,266	2,904	2,167
Acquisition-related expenses	—	115	53	1,035
Fees related to shareholder activism	—	4,771	(77)	5,821
Non-GAAP operating income	$53,278	$44,170	$102,440	$78,568

GAAP operating margin	1.3%	(2.8)%	0.8%	(3.9)%
Stock-based compensation	19.8	20.6	19.7	20.6
Acquired intangible assets amortization	0.6	0.6	0.6	0.5
Acquisition-related expenses	—	—	—	0.2
Fees related to shareholder activism	—	2.2	—	1.4
Non-GAAP operating margin	21.7%	20.6%	21.1%	18.8%

GAAP net loss attributable to common stockholders	$(3,259)	$(12,485)	$(12,180)	$(27,058)
Stock-based compensation	48,686	44,128	95,796	85,918
Acquired intangible assets amortization	1,452	1,266	2,904	2,167
Acquisition-related expenses	—	115	53	1,035
Fees related to shareholder activism	—	4,771	(77)	5,821
Amortization of debt issuance costs	472	468	943	937
Undistributed earnings attributable to preferred stockholders	(5,410)	(3,515)	(9,960)	(3,360)
Non-GAAP net income attributable to common stockholders	$41,941	$34,748	$77,479	$65,460

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.08)	$(0.08)	$(0.17)
Stock-based compensation	0.34	0.28	0.66	0.53
Acquired intangible assets amortization	0.01	0.01	0.02	0.01
Acquisition-related expenses	—	—	—	0.01
Fees related to shareholder activism	—	0.03	—	0.04
Amortization of debt issuance costs	—	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.02)	(0.07)	(0.02)
Non-GAAP net income per share attributable to common stockholders, basic	$0.29	$0.22	$0.54	$0.41
Non-GAAP net income per share attributable to common stockholders, diluted	$0.28	$0.21	$0.51	$0.39
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	143,739	161,163	144,224	161,443
Weighted-average shares used to compute non-GAAP net income per share
Basic	143,739	161,163	144,224	161,443
Diluted	149,314	169,096	151,072	169,154

GAAP net cash provided by operating activities	$28,339	$44,792	$136,069	$139,564
Purchases of property and equipment, net of proceeds from sales	(211)	(1,090)	(769)	(2,235)
Principal payments of finance lease liabilities	(7,913)	(12,623)	(19,416)	(25,885)
Capitalized internal-use software costs	(2,257)	(1,275)	(7,062)	(5,750)
Non-GAAP free cash flow	$17,958	$29,804	$108,822	$105,694
GAAP net cash provided by (used in) investing activities	$80,816	$(1,620)	$119,228	$(110,585)
GAAP net cash (used in) provided by financing activities	$(148,653)	$174,990	$(310,844)	$156,142

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
GAAP revenue	$246,015	$214,486	$484,447	$416,927
Deferred revenue, end of period	458,249	422,039	458,249	422,039
Less: deferred revenue, beginning of period	(468,350)	(423,249)	(534,242)	(465,613)
Contract assets, beginning of period	1,491	677	1,111	25
Less: contract assets, end of period	(2,424)	(866)	(2,424)	(866)
Billings	$234,981	$213,087	$407,141	$372,512

BOX, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2022			January 31, 2023
GAAP net income (loss) per share attributable to common stockholders range	$0.01	-	$0.02	$(0.03)	-	$—
Stock-based compensation	0.32		0.32	1.31		1.31
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.15)		(0.15)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.31	-	$0.32	$1.19	-	$1.22
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.29	-	$0.30	$1.13	-	$1.16

Weighted-average shares, basic			143,000			144,500
Weighted-average shares, diluted			151,000			151,500

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2022	January 31, 2023
GAAP operating margin	4.0%	3.0%
Stock-based compensation	18.5	19.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	23.0%	22.5%